UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

Ecovyst Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Lindenwood Drive
Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 617-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ECVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 10, 2025, Ecovyst Catalyst Technologies LLC (“Ecovyst LLC”), an indirect, wholly owned subsidiary of Ecovyst Inc., entered into a fifth amendment agreement (the “ABL Amendment”) among Ecovyst LLC, Ecovyst Catalyst Technologies UK Limited (“Ecovyst UK” and together with Ecovyst LLC, collectively, the “Borrowers”), Ecovyst Midco II Inc. (“Holdings”), the guarantors party thereto, the replacement lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (the “ABL Agent”), which amends that certain ABL Credit Agreement, dated as of May 4, 2016, by and among the Borrowers, Holdings, the guarantors from time to time party thereto, the ABL Agent, the lenders from time to time party thereto and the other parties from time to time party thereto (as amended by that certain First Amendment Agreement, dated as of March 20, 2020, that certain Second Amendment Agreement, dated as of December 22, 2020, that certain Third Amendment Agreement, dated as of June 9, 2021, and that certain Fourth Amendment Agreement, dated as of February 17, 2023, the “Existing ABL Credit Agreement” and, as amended by the ABL Amendment, the “Amended ABL Credit Agreement”).

The ABL Amendment amended the Existing ABL Credit Agreement to, among other things, (a) reallocate all European revolving loan commitments thereunder as United States revolving loan commitments, such that Ecovyst UK is a guarantor but no longer a borrower under the Amended ABL Credit Agreement, (b) extend the maturity date with respect to borrowings under the Amended ABL Credit Agreement by over three years to April 10, 2030 (subject to acceleration under certain circumstances), (c) reduce the interest rate applicable to outstanding revolving loans that bear interest at a rate equal to the forward-looking term rate based on the secured overnight financing rate as administered by the Federal Reserve Bank of New York (“Term SOFR”) by removing the credit spread adjustment that was applied to Term SOFR in the Existing ABL Credit Agreement in calculating adjusted Term SOFR and (d) reduce the frequency of borrowing base reporting, field examinations and appraisals (subject to higher frequency under certain circumstances).

The foregoing description of the ABL Amendment is subject to, and qualified in its entirety by, the full text of the ABL Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment Agreement, dated as of April 10, 2025 to the ABL Credit Agreement, dated as of May 4, 2016, by and among Ecovyst Catalyst Technologies LLC, Ecovyst Catalyst Technologies UK Limited, Ecovyst Midco II Inc., the guarantors party thereto, the replacement lenders party thereto and Citibank, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2025	Ecovyst Inc.

	By:	/s/ Joseph S. Koscinski
	Name:	Joseph S. Koscinski
	Title:	Vice President, Chief Administrative Officer, General Counsel and Secretary